Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Insys Therapeutics, Inc.

Phoenix, Arizona

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 16, 2007, except for Notes 1, 2, 7 and 10 which are dated January 17, 2008 relating to the financial statements of Insys Therapeutics, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/    BDO Seidman, LLP

Chicago, Illinois

January 18, 2008